Exhibit 2.2
JOINT FILING STATEMENT
Pursuant to Rule 13d-1(k)(1)
The undersigned acknowledge and agree that the foregoing Statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this Statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: April 1, 2010	RADICAL HOLDINGS LP, a Texas limited partnership
	By:	Radical Management LLC,
a Texas limited liability company,
its general partner

	By:	/s/ Mark Cuban
		Name:	Mark Cuban
		Title:	President

RADICAL MANAGEMENT LLC, a Texas limited liability company
	By:	/s/ Mark Cuban
		Name:	Mark Cuban
		Title:	President

RADICAL INVESTMENTS LP, a Delaware limited partnership
	By:	Radical Investments Management LLC,
a Delaware limited liability company,
its general partner

	By:	/s/ Mark Cuban
		Name:	Mark Cuban
		Title:	President

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RADICAL INVESTMENTS MANAGEMENT LLC, a Delaware limited liability company
By:	/s/ Mark Cuban
	Name:	Mark Cuban
	Title:	President

/s/ Mark Cuban
Mark Cuban

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